Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the periodic report of ANGIOGENEX, INC., a Nevada corporation (the “Company”), on Form 10-QSB for the period ended June 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), I, RICHARD SALVADOR, Chief Executive Officer of the Company, hereby certify as of the date hereof, pursuant to 18 U.S.C. Section 1350, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: August 13, 2007

By:	/s/ Richard Salvador
Richard Salvador, Ph.D.